EXHIBIT 10.15


                          XILINX, INC.


                      CONSULTING AGREEMENT



     This Consulting Agreement ("Agreement") is made and entered into as of this 1st day of June, 1996 by and between Xilinx, Inc. (the "Company"), and Bernard V. Vonderschmitt ("Consultant"). Consultant was the founder of the Company and has served as a member of the Board of Directors and Chief Executive Officer of the Company. Consultant has recently resigned as the Chief Executive Officer, and the Company now desires to retain Consultant as an independent contractor to perform consulting services for the Company. In consideration of the mutual promises contained herein, the parties agree as follows:

     1.   SERVICES AND COMPENSATION

          (a) Consultant agrees to perform for the Company the services described in Exhibit A ("Services").

          (b) The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

     2.   CONFIDENTIALITY

          (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

          (b) Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party, and it is understood that said Confidential Information shall remain the sole property of the Company. Confidential Information does not include information which (i)is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii)has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

          (c) Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

          (d) Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information in tangible form that Consultant may have in Consultant's possession or control.

     3.   OWNERSHIP

          (a) Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. In addition, any Inventions which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all such Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

          (b) Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

          (c) Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

          (d) Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.



     4.   CONFLICTING OBLIGATIONS

          Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

     5.   TERM AND TERMINATION

          (a) This Agreement will commence on the date first written above and will continue until final completion of the Services or termination as provided below.

          (b) The Company or Consultant may terminate this Agreement upon giving two weeks prior written notice thereof to the other party.-

          (c) Upon such termination all rights and duties of the parties toward each other shall cease except:

               (i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for unpaid Services and related expenses, if any, in accordance with the provisions of Section1 (Services and Compensation) hereof; and

               (ii) Sections2 (Confidentiality), 3(Ownership) and
7 (Independent Contractors) shall survive termination of this Agreement.

     6.   ASSIGNMENT

          Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

     7.   INDEPENDENT CONTRACTOR

          Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i)to pay in withholding taxes or similar items or (ii)resulting from Consultant's being determined not to be an independent contractor.

     8.   ARBITRATION AND EQUITABLE RELIEF

          (a) Except as provided in Section9 below, the Company and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association.
The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and expenses.

          (b) Consultant agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Sections2 or 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.

     9.   GOVERNING LAW

          This Agreement shall be governed by the laws of the State of California, without regard to choice of law rules.

     10.  ENTIRE AGREEMENT

          This Agreement is the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              CONSULTANT


                              By:  /s/ Bernard V. Vonderschmitt
                                       Bernard V. Vonderschmitt




                              XILINX, INC.


                              By:  /s/ Willem Roelandts
                                       Willem Roelandts

                              Title:    Chief Executive Officer



                            EXHIBIT A

                    SERVICES AND COMPENSATION



1.   Contact.  Consultant's principal Company contact:

          Name:             Willem Roelandts

          Title:            Chief Executive Officer

2. Services. Consultant will render to the Company the following Services:

Service as Chairman of the Board of the Company and, as reasonably requested by the Company, provision of advice on issues of importance to the Company including general corporate, technological and marketing issues.

3.   Compensation.

     (a) Continued vesting of all stock options which Consultant received as Chief Executive Officer of the Company.

     (b) The Company shall reimburse Consultant for all reasonable travel and living expenses incurred by Consultant in performing Services pursuant to this Agreement.

     (c) Consultant shall submit all statements for services and expenses in a form prescribed by the Company and such statement shall be approved by the contact person listed above or by his or her supervisor.